ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into effective May 17th, 2022 (the “Effective Date”), by and between RSE Collection, LLC (“Seller”) and Christopher Bruno (“Buyer”).

In consideration of the mutual covenants and agreements set forth herein, Buyer and Seller (each, a “Party” and, collectively, the “Parties”) hereby agree as follows:

1.Purchase and Sale of the Asset.  Subject to the provisions set forth herein, at the Closing, Seller shall sell, convey, assign and transfer to Buyer, and Buyer shall purchase and acquire from Seller, the asset described on Schedule A hereto (the “Asset”).  The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place as of 12:00 P.M. Eastern Time on May 17th, 2022 or at such other time as the Parties may mutually agree (the “Closing Date”).

2.Purchase Price.  The purchase price (the “Purchase Price”) for the Asset is One Hundred and Forty-Seven Thousand and Five Hundred Dollars ($147,500).  Buyer shall pay Seller the Purchase Price, by wire transfer to Seller of immediately available funds, on the Closing Date.

3.Representations and Warranties of Seller.  Seller has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.  Seller hereby represents that the name, year and authentication information set forth on Schedule A are true and accurate with respect to the Asset.  Seller now has and on the Closing Date will have (a) good and marketable title to the Asset, free and clear of all liens and encumbrances and (b) full right, power and authority to effect the sale and delivery of the Asset pursuant to this Agreement.  Upon the Closing, including payment of the Purchase Price, Buyer will receive good and marketable title to the Asset, free and clear of all liens and encumbrances.  Other than the representations and warranties expressly set forth in this Section 3, Seller is not making any representation or warranty with respect to the Asset.

4.Representations and Warranties of Buyer.  Buyer has all necessary power and authority to enter into this Agreement, to carry out Buyer’s obligations hereunder and to consummate the transactions contemplated hereby.  The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer.  Buyer hereby acknowledges and agrees that the Asset is being sold by Seller hereunder on an “as-is” basis and that Seller is not making any representation or warranty with respect to the Asset except as expressly set forth in Section 3 hereof.  This Agreement constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally.  Immediately after giving effect to the transactions contemplated hereby, Buyer shall be solvent and shall: (a) be able to pay Buyer’s debts as they become due; (b) own property that has a fair saleable value greater than the amounts required to pay Buyer’s debts; and (c) have adequate capital to carry on Buyer’s business.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Buyer or Seller.  In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond Buyer’s ability to pay as they become absolute and matured.

5.Indemnification.  Each of the Parties shall indemnify and hold harmless the other of, from and against any and all damages, losses, liabilities, deficiencies, actions, demands, judgments, costs and expenses (including reasonable attorneys’ fees) which the other may suffer or incur by reason of a breach of this Agreement by the breaching Party.

6.Specific Performance.  Buyer agrees that Seller will incur irreparable damage if Seller does not receive the Purchase Price on the terms set forth in this Agreement and that Seller shall be entitled to specific performance of the terms of this Agreement, in addition to any other remedy to which it is entitled at law or in equity.

7.Governing Law; Venue.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof.  Each of the Parties irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.

8.Survival.  The terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement shall survive the execution of this Agreement and the Closing Date for the applicable statute of limitations regardless any investigation made by the Party making the claim hereunder.

9.Notices.  All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (c) on the date sent by email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient.  Such communications must be sent to the respective Party at the set forth under its signature or such other address as the Party may hereafter specify by notice to the other Party given in accordance with this Section 9.

10.Miscellaneous.  This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and all prior negotiations, writings, and understandings relating to the subject matter of this Agreement are merged in and are superseded and canceled by, this Agreement.  It may not be modified or amended except by a writing signed by the Parties and is not intended to confer upon any person or entity not a party (or their successors and permitted assigns) any rights or remedies hereunder.  The Parties agree that the terms of this Agreement shall be kept confidential (except as may be required by law, rule or regulation of any governmental authority) and will not be disclosed to any individual or entity, except that either Party may disclose such terms as are reasonably necessary to their respective members, lenders, officers, directors, members, managers, employees, accountants, counsel and agents, with a reasonable need to know such information in their representative capacities, and all persons acting by, through, under or in concert with any of them.  Neither Party may assign either this Agreement or any of their rights, interests, or obligations hereunder without the prior written approval of the other Party.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  This Agreement may be signed in any number of counterparts, each of which will be an original with the same effect as if the signatures were upon the same instrument, and it may be signed electronically.  Any provision in this Agreement that is held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction will be ineffective only to the extent of such invalidity, illegality, or unenforceability without affecting in any way the remaining provisions hereof; provided, however, that the Parties will attempt in good faith to reform this Agreement in a manner consistent with the intent of any such ineffective provision for the purpose of carrying out such intent.  The Parties have read, understand, and agree to the terms of this Agreement and are duly advised and have had the opportunity to consult with counsel regarding this Agreement.

Signature page follows

Each of the undersigned has caused this Asset Purchase Agreement to be duly executed and delivered as of the date first written above.

BUYER:

Christopher Bruno

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: Principal

Address: 42 Bridle Path

 Remsenburg, NY 11960

Email Address:  chris@rallyrd.com

SELLER:

RSE Collection, LLC

By: RSE Collection Manager, LLC, its managing member

By: Rally Holdings LLC, its sole member

By: RSE Markets, Inc., its sole member

By: /s/ George Leimer

Name: George Leimer

Title: CEO

Address: 250 Lafayette st.

           New York, NY 10012

Email Address: george@rallyrd.com

Signature Page to Asset Purchase Agreement

Schedule A

to Asset Purchase Agreement

Asset:Ferrari 348 TS series Speciale

Year:1993

Authentication:Carfax and Original Bill of Sale

A-1